Exhibit 4.4

CLASS A COMMON STOCK STOCKHOLDERS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED CLASS A COMMON STOCK STOCKHOLDERS’ RIGHTS AGREEMENT (this “Agreement”) is made as of September 5, 2025, by and between StubHub Holdings, Inc. f/k/a Pugnacious Endeavors, Inc., a Delaware corporation (the “Company”), and the persons listed on Schedule A hereto (each, an “Investor” and collectively, the “Investors”).

RECITALS

A. The Company and certain of the Investors entered into that certain Class C Common Stock Investors’ Rights Agreement, dated as of October 6, 2008 and as subsequently amended on November 2, 2017 (the “Prior Agreement”), pursuant to which the Company granted certain registration and other rights to the Investors.

B. Pursuant to the requirements of the General Corporation Law of the State of Delaware and Section 4 of Part C of Article V of the Company’s Seventeenth Amended and Restated Certificate of Incorporation, the requisite holders of the outstanding shares of the Company’s capital stock, including the holders of a majority of the outstanding shares of the Company’s Class C Common Stock, par value $0.001 per share (the “Class C Common Stock”), voting as a separate class, approved by written consent the adoption of the Eighteenth Amended and Restated Certificate of Incorporation of the Company (the “Charter”) providing for the conversion of each outstanding share of Class C Common Stock into one (1) validly issued, fully paid and non-assessable share of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), effective as of the filing and effectiveness of the Charter with the Secretary of State of the State of Delaware (the “Conversion Time”).

C. Following such conversion of the shares of Class C Common Stock into shares of Class A Common Stock, effective as of the Conversion Time (collectively, the “Conversion”), there will be no more outstanding shares of Class C Common Stock.

D. Pursuant to the requirements of Section 3.7 of the Prior Agreement, Investors party to the Prior Agreement holding a majority of the Registrable Securities desire to terminate the Prior Agreement effective as of the Conversion Time and to accept the rights created pursuant hereto.

E. The Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Class A Common Stock held by the Investors and certain other matters as set forth herein.

F. This Agreement is intended to amend and restate the Prior Agreement in its entirety.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. When used in this Agreement, the following terms have the following meanings:

(a) “Affiliate” of a person or entity means any other person or entity who controls, is controlled by or is in common control with that person or entity.

(b) “Common Stock” means Class A Common Stock of the Company, $0.001 par value per share.

(c) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(e) “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

(f) “Register,” “registered,” and “registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g) “Registrable Securities” means (i) any Common Stock held by or issuable to the Investors and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of the shares referenced in the immediately preceding clause (i), excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned. The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

(h) “SEC” shall mean the Securities and Exchange Commission.

(i) “Securities Act” means the Securities Act of 1933, as amended.

1.2 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only common stock being registered is common stock issuable upon

2

conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.6, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

1.3 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process, or subject itself to general taxation, in any such states or jurisdictions.

3

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; provided, that in no event shall any Holder (or any assignee thereof in accordance with Section 1.10 hereof) be required to make any representations or warranties in such underwriting agreement other than with respect to title to its Registrable Securities included in such underwritten public offering, required consents and authorizations and absence of conflicts with laws, regulations and agreements with respect to the sale of its Registrable Securities in such underwritten public offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such underwriting agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Cooperate in all necessary respects with (A) counsel in preparation of the customary legal opinions and (B) accountants in preparation of the customary comfort letters, copies of which shall be provided to each Holder so requesting, provided, that the Holders shall not be entitled to rely upon such legal opinions and comfort letters other than in accordance with their own respective terms.

1.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.5 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.2 for each Holder (which right may be assigned as provided in Section 1.10), including all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities.

4

1.6 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned first to the selling Holders on a pro rata basis, based on the total number of Registrable Securities held by the Holders and second to any other selling stockholders pro rata according to the total amount of securities entitled to be included therein owned by such selling stockholder or in such other proportions as shall mutually be agreed to by such selling Holders and other selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder”, and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Exchange Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall

5

not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person. Notwithstanding anything to the contrary set forth herein, the maximum amount of indemnifiable losses, claims, damages or liabilities suffered by any Holder which may be recovered from the Company pursuant to this Section 1.8 shall be an amount equal to the aggregate amount of consideration paid by such Holder for the Registrable Securities held by such Holder.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.8(b) exceed the proceeds from the offering (net of applicable underwriting discounts, commissions and expenses) received by such Holder (or any assignee thereof in accordance with Section 1.13 hereof).

(c) Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

6

(d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form S-2, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

7

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or Form S-2 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after and as a result of such assignment or transfer, holds at least 500,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.11 below; (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act; (d) such assignment is in compliance with all applicable federal and state securities laws; and (e) the transferor pays all expenses incurred by the Company in connection with the transfer. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided, that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1. Notwithstanding the foregoing, any transferee who acquires shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) pursuant to (i) any transfer of shares of Registrable Securities by a Holder to any such Holder’s spouse, parents, siblings (by blood or adoption) or lineal descendants (by blood or adoption); (ii) any transfer of shares of Registrable Securities by a Holder to a trust, partnership, corporation, limited liability company or other similar entity for the benefit of such Holder or such Holder’s spouse, parents, siblings or lineal descendants; (iii) any transfer of shares of Registrable Securities by a Holder upon a Holder’s death to the executors, administrators, testamentary trustees, legatees or beneficiaries of such Holder; or (iv) any transfer of shares of Registrable Securities by a Holder for estate planning purposes and without consideration, shall acquire the registration rights set forth in this Agreement regardless of the number of shares of Registrable Securities held by such transferee.

8

1.11 Market Stand-Off Agreement. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

(a) such agreement shall be applicable only to the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

(b) all officers and directors of the Company enter into similar agreements; and

(c) such market stand-off time period shall not exceed one hundred eighty (180) days.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing, the obligations described in this Section 1.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 (or any successor forms).

1.12 Termination of Registration Rights.

(a) Except as provided in Section 1.6, no Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

(b) In addition, the right of any Holder to request registration or to request inclusion in any registration pursuant to Section 1.2 shall terminate following the closing of the first registered public offering of Common Stock of the Company at such time as all shares of Registrable Securities held by such Holder may be disposed under Rule 144 during any 90-day period.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall maintain proper books and records of account in accordance with generally accepted accounting principles (“GAAP”) consistently applied, and, upon written request, the Company shall deliver to each Investor who holds at least 500,000 shares of Registrable Securities (a “Major Investor”):

9

(a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, and audited and certified by independent public accountants selected by the Company and reasonably acceptable to Investors; and

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, an unaudited income statement, a statement of cash flows for such fiscal quarter, an unaudited balance sheet.

Each Major Investor agrees to hold as confidential and not to disclose to any third party information provided by or obtained from the Company, including financial information, except to the extent such information is otherwise publicly available or as required by law or judicial decree or order.

2.2 Termination of Information and Inspection Covenants. The covenants set forth in Section 2.1 shall terminate as to each Major Investor and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act, whichever event shall first occur.

2.3 Right of First Offer. Subject to the terms and conditions specified in this paragraph 2.3, the Company hereby grants to each Holder (an “Eligible Holder,” and, collectively, “Eligible Holders”) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.3, “Investor” includes any general partners and Affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Eligible Holder in accordance with the following provisions:

(a) The Company shall deliver a written notice (the “Offer Notice”) to the Eligible Holder stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b) By written notification received by the Company within fifteen (15) days after giving of the Offer Notice, each Eligible Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held by such Eligible Holder bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities then outstanding) (the “Proportionate Share”). If an Eligible Holder, does not elect to purchase its full

10

Proportionate Share, the Company shall deliver another written notice to each Eligible Holder that has elected to purchase its full Proportional Share (a “Fully Exercising Eligible Holder”), stating the number of unpurchased shares. Each Fully Exercising Eligible Holder shall be entitled, by delivering written notice to the Company within five (5) calendar days following the delivery of such notice, to purchase or obtain its Proportionate Share of the remaining Shares.

(c) If all Shares which Eligible Holders are entitled to obtain pursuant to subsection 2.3(b) are not elected to be obtained as provided in subsection 2.3(b), the Company may, during the 90-day period following the expiration of the period provided in subsection 2.3(b), offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Eligible Holders in accordance herewith.

(d) The right of first offer in this Section 2.3 shall not be applicable to (i) the issuance or sale of shares of common stock or other equity securities or interests (or options therefor) pursuant to a stock option plan (or similar equity incentive plan or grant agreement) to employees, advisors, consultants or directors for the primary purpose of soliciting or retaining their services provided that such grant is approved by a majority of the Board of Directors, (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iii) the issuance of securities in connection with a strategic alliance or other partnering arrangement or a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; provided, that, in each case, such issuance is not made to any Affiliate of the Company, or to any Affiliate of any of the Company’s officers, directors or employees, and is approved by the Board of Directors, (iv) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships (including lease lines, bank loans or other similar transactions); provided, that, in each case, such issuance is not made to any Affiliate of the Company, or to any Affiliate of any of the Company’s officers, directors or employees, and is for other than primarily equity financing purposes and approved by the Board of Directors, (v) dividends or distributions on the preferred stock or the common stock of the Company and (vi) the issuance of securities pursuant to a combination or consolidation (by reclassification or otherwise) or subdivision (by stock dividend, stock split, reclassification or otherwise) of common stock.

(e) The right of first offer set forth in this Section 2.3 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly- owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Holder, (ii) such right is assignable between and among any of the Holders, and (iii) such right is assignable by the Holders to their spouse, parent, siblings (by blood or adoption) or lineal descendants (by blood or adoption) or a trust, partnership, corporation, limited liability company or other similar entity for the benefit of such Holders or their spouse, parent, siblings or lineal descendants.

11

(f) The right of first offer will terminate (i) immediately prior to the consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-1 or (ii) the closing of any merger, consolidation or other transaction of the Company whereby the shareholders of the Company prior to such transaction do not continue to hold a majority of the voting power after such transaction.

2.4 Corporate Existence. The Company will maintain, and will cause each of its current and future Subsidiaries to maintain, its corporate existence in good standing and comply with all applicable laws and regulations of its federal and state jurisdiction of organization, any political subdivision thereof and of any governmental authority.

2.5 Compliance with Laws. The Company will comply, and will cause each of its current and future Subsidiaries to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect their respective businesses or condition, financial or otherwise.

3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without application of conflicts of law provisions.

3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, in Schedule A attached hereto, respectively, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

12

3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities.

3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10 Entire Agreement. This Agreement (including all exhibits and schedules attached hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

[Remainder of Page Intentionally Left Blank; Signatures Follow]

13

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:

STUBHUB HOLDINGS, INC.

By:	/s/ Mark Streams
Name: Mark Streams
Title: Executive Vice Chairman and General Counsel

Address:
StubHub Holdings, Inc. 175 Greenwich Street, 59th Floor
New York, New York 10007
Attn: Mark Streams, General Counsel

[Signature Page to A&R Class A Common Stock Investors’ Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

ADAM EPSTEIN

/s/ Adam Epstein
Name: Adam Epstein

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

ALLYN LEVY REVOCABLE TRUST

By: /s/ Allyn Levy
Name: Allyn Levy
Title: Trustee

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

ANGEL CAPITAL MANAGEMENT S.P.A.

By: /s/ Angelo Morati
Name: Angelo Morati
Title: CEO, Chairman

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

ANGELFIN S.R.L.

By: /s/ Angelo Morati
Name: Angelo Morati
Title: CEO, Chairman

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

BESSEMER VENTURE PARTNERS VIII INSTITUTIONAL L.P.

By: /s/ Scott Ring
Name: Scott Ring
Title: See below

Scott Ring, General Counsel of Deer VIII & Co. Ltd., the General Partner of Deer VIII & Co. L.P., the General Partner of Bessemer Venture Partners VIII Institutional L.P.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

BESSEMER VENTURE PARTNERS VIII L.P.

By: /s/ Scott Ring
Name: Scott Ring
Title: See below

Scott Ring, General Counsel of Deer VIII & Co. Ltd., the General Partner of Deer VIII & Co. L.P., the General Partner of Bessemer Venture Partners VIII L.P.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

DEER PARTNERS INVESTMENT FUND LLC

By: /s/ Sandy Grippo
Name: Sandy Grippo
Title: Officer

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

FRANK FAMILY LLC

By: /s/ Brian Frank
Name: Brian Frank
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

DAN W. LUFKIN

/s/ Dan W. Lufkin
Name: Dan W. Lufkin

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

DAVID A. DECHMAN

/s/ David A. Dechman
Name: David A. Dechman

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

FROG & PEACH INVESTORS, LLC

By: /s/ Erik D. Ragatz
Name: Erik D. Ragatz
Title: Manager

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

JGC TRUST DTD 7/15/2002

By: /s/ Gordon Crawford
Name: Gordon Crawford
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

THE GORDON AND DONA CRAWFORD TRUST UTD 8/23/77

By: /s/ Gordon Crawford
Name: Gordon Crawford
Title: Trustee

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

J. ROTHSCHILD GROUP (GUERNSEY) LIMITED

By: /s/ Emmalene Holden
Name: Emmalene Holden
Title: Director

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

MARC SAIONTZ

/s/ Marc Saiontz
Name: Marc Saiontz

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

MIK HOLDING CORPORATION

By: /s/ Michael Koch
Name: Michael Koch
Title: Authorized Signatory

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

Monkey Ventures Series C LLC

By: /s/ Eric H. Baker
Name: Eric H. Baker
Title: Manager

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

HANCORP LTD

By: /s/ Nabil Akkari
Name: Nabil Akkari
Title: Director

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

PHILIPP LIHOLM

/s/ Philipp Liholm
Name: Philipp Liholm

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

RUEDIGER ADOLF

/s/ Ruediger Adolf
Name: Ruediger Adolf

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

WERTHEIM VENTURES I, LLC

By: /s/ James W. Fields
Name: James W. Fields
Title: Authorized Person

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first indicated above.

INVESTORS:

WERTHEIM VENTURES F, LLC

By: /s/ James W. Fields
Name: James W. Fields
Title: Authorized Person

Schedule A

Schedule of Investors

[REDACTED]